Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report to Shareholders of the Oberweis Emerging Growth Fund, Oberweis Micro-Cap Fund, Oberweis Small-Cap Opportunities Fund, Oberweis China Opportunities Fund, Oberweis International Opportunities Fund, and Oberweis Asia Opportunities Fund (six funds constituting The Oberweis Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “General Information”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

April 29, 2014

PricewaterhouseCoopers LLP, One North Wacker Drive Chicago, IL, 60606

T: (312)298 2000, F: (312) 298 2001, www.pwc.com/us